Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-139704 of our report dated March 17, 2009, relating to the consolidated financial statements of Cornerstone Growth & Income REIT, Inc. and subsidiary appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 1, 2009